Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-225522, 333-165418, 333-157685, 333-149203, 333-145074, 333-139555, and 333-121584) of Sanofi of our reports dated March 5, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Neuilly-sur-Seine, France
March 5, 2020
/s/ PricewaterhouseCoopers Audit
/s/ Philippe Vogt    /s/ Stéphane Basset